EXHIBIT 21.1



SUBSIDIARIES OF SKY FINANCIAL


Sky Financial Group, Inc.
Bowling Green, Ohio


  A.  Bank Holding Company Subsidiary

      1.  First Western Bancorp, Inc.
          New Castle, Pennsylvania
          Sky Financial Group, Inc. owns 100 percent

          a.  Sky Bank
              Salineville, Ohio
              First Western Bancorp, Inc. owns 100 percent

              1.  ValueNet, Inc.
                  Salineville, Ohio
                  Sky Bank owns 100 percent

              2.  First Western Insurance Services, Inc.
                  New Wilmington, Pennsylvania
                  Sky Bank owns 100 percent

      2.  First Western Investment Services, Inc.
          Wilmington, Delaware
          First Western Bancorp, Inc. owns 100 percent

      3.  First Western Capital Trust I
          Wilmington, Delaware
          First Western Bancorp, Inc. owns 100 percent


  B.  Bank Subsidiaries

      1.  The Mahoning National Bank of Youngstown
          Youngstown, Ohio
          Sky Financial Group, Inc. owns 100 percent

      2.  Mid Am Bank
          Toledo, Ohio
          Sky Financial Group, Inc. owns 100 percent

          a.  Mid Am NB5, Inc.
              Bowling Green, Ohio
              Mid Am Bank owns 100 percent

              1.  NB5 Financial Services
                  Dublin, Ohio
                  Mid Am NB5, Inc. owns 20 percent


      Bank Subsidiaries (continued)


          b.  Defiance Financial Corp.
              Defiance, Ohio
              Mid Am Bank owns 100 percent

              1.  HS and L Financial Agency, Inc.
                  Defiance, Ohio
                  Defiance Financial Corp. owns 100 percent

          c.  MFI Holding Company
              Bryan, Ohio
              Mid Am Bank owns 100 percent

              1.  MFI Insurance Agency, Inc.
                  Archbold, Ohio
                  MFI Holding Company owns 100 percent

              2.  Picton Cavanaugh, Inc.
                  Toledo, Ohio
                  MFI Holding Company owns 100 percent

          d.  Mid Am Title Insurance Agency, Inc.
              Adrian, Michigan
              Mid Am Bank owns 100 percent

      3.  The Ohio Bank
          Findlay, Ohio
          Sky Financial Group, Inc. owns 100 percent


  C.  Financial Services Subsidiaries

      1.  Mid Am of Michigan
          Grand Rapids, Michigan
          Sky Financial Group, Inc. owns 100 percent

      2.  Sky Investments, Inc.
          Bryan, Ohio
          Sky Financial Group, Inc. owns 100 percent

      3.  Sky Technology Resources, Inc.
          Bowling Green, Ohio
          Sky Financial Group, Inc. owns 100 percent

      4.  Sky Asset Management Services, Inc.
          Clearwater, Florida
          Sky Financial Group, Inc. owns 100 percent

      5.  Sky Financial Solutions, Inc.
          Columbus, Ohio
          Sky Financial Group, Inc. owns 100 percent

      6.  Sky Trust, National Association
          Pepper Pike, Ohio
          Sky Financial Group, Inc. owns 100 percent

      Financial Services Subsidiaries (continued)


      7.  Mid Am Capital Trust I
          Wilmington, Delaware
          Sky Financial Group, Inc. owns 100 percent

      8.  Mid Am Financial Services, Inc.
          Carmel, Indiana
          Sky Financial Group, Inc. owns 100 percent

          a.  Simplicity Mortgage Consultants, Inc.
              Marion, Indiana
              Mid Am Financial Services, Inc. owns 100 percent

      9.  Freedom Financial Life Insurance Company
          Phoenix, Arizona
          Sky Financial Group, Inc. owns 100 percent

     10.  Freedom Express, Inc.
          Salineville, Ohio
          Sky Financial Group, Inc. owns 100 percent